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                  [Clifford Chance US LLP Letterhead]




                                      July 29, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Morgan Stanley Japan Fund (the "Fund")
     Securities Act File No. 333-00437
     Post-Effective Amendment No. 11
     -------------------------------

Dear Sir or Madam:

In connection with the filing of Post-Effective Amendment No. 11 to this Fund's Registration Statement on Form N-1A, we hereby represent, pursuant to Rule 485(b), that the said Post-Effective Amendment No. 11 filed pursuant to Rule 485(b) under the Securities Act of 1933 does not contain any disclosures which would render it ineligible to become effective pursuant to said
Rule 485(b).

                                      Very truly yours,

                                      /s/ Carla P. Vogel
                                      ---------------------
                                      Carla P. Vogel